Exhibit 1A-11.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Regulation A Offering Statement (Form 1A) of our report dated January 28, 2020, related to the financial statements of Gear Capital Inc. for the period from incorporation on October 8, 2019 to December 31, 2019, which is part of this Offering Statement.

McGovern Hurley LLP

“McGovern Hurley LLP”

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario

May 22, 2020

251 Consumers Road, Suite 800

Toronto, Ontario

M2J 4R3

mcgovernhurley.com

t. 416-496-1234